Exhibit 99.1

TTEC Announces Fourth Quarter and

Full Year 2023 Financial Results

Full Year 2023

Revenue was $2.463 Billion, up 0.8 Percent

Operating Income was $118.0 Million or 4.8 Percent of Revenue

($200.4 Million or 8.1 Percent of Revenue Non-GAAP)

Net Income was $18.3 Million or 0.7 Percent of Revenue

($103.2 Million or 4.2 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $271.5 Million or 11.0 Percent of Revenue

Fully Diluted EPS was $0.39, $2.18 Non-GAAP

Fourth Quarter 2023

Revenue was $626.2 Million, down 4.9 Percent

Operating Income was 16.9 Million or 2.7 Percent of Revenue

($41.8 Million or 6.7 Percent of Revenue Non-GAAP)

Net Income was ($8.2) Million or (1.3) Percent of Revenue

($17.5 Million or 2.8 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $57.5 Million or 9.2 Percent of Revenue

Fully Diluted EPS was ($0.17), $0.37 Non-GAAP

Provides Outlook for Full Year 2024

DENVER, February 29, 2024 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the fourth quarter and full year ended December 31, 2023.

“As we have previously communicated, 2023 was a dynamic year for TTEC. The macroeconomic factors created a conservative and uncertain business environment that delayed client contracting decisions and lowered forecasts for certain clients in the second half of the year. While these factors moderated our results, we continued to make progress diversifying our business by growing our client base, completing a strategic phase of our geographic expansion, and expanding our AI-enabled solutions,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

“Our 2024 outlook reflects three very specific challenges in our TTEC Engage segment. First, client budget constraints and a conservative mindset in the second half of 2023 is carrying forward into our 2024 outlook. Second, a long-tenured client eliminated one of several lines of business that we supported. While our relationship remains strong with this client and we continue to service their customers across multiple other lines of business, the discontinuation of this one line of business contributes to the impact on our top and bottom line in 2024. Third, while we are pleased by the growing demand for our new offshore locations, the timing lag between our recent wins and normalized revenue run rate and margins is weighing on our outlook,” Tuchman continued.

“In TTEC Digital, we delivered record bookings in the fourth quarter and the team is off to a strong start this year. Demand for our differentiated CX technology expertise continues to grow as cloud migrations and AI solutions drive our clients’ CX digital transformation agendas.”

Tuchman further stated, “As we move into 2024, we are laser focused on execution. We will continue to capitalize on our greatly expanded offshore footprint, deepen our relationships with new and existing clients, apply our AI-enabled solutions and accelerate our margin optimization initiatives.”

“TTEC’s board of directors’ decision to reduce the dividend reflects a prudent shift to prioritize our capital deployment towards continued investments in sustainable growth initiatives and debt reduction associated with strategic acquisitions. As revised, the dividend is in line with our stock price and the dividend yield typical for our industry and the broader market. I am confident we are well positioned to emerge stronger as we exit 2024.”

FULL YEAR 2023 FINANCIAL HIGHLIGHTS

Revenue

•	Full year 2023 GAAP revenue increased 0.8 percent to $2.463 billion compared to $2.444 billion in the prior year.

•	Foreign exchange had a $4.4 million positive impact on revenue for the full year 2023.

Income from Operations

•	Full year 2023 GAAP income from operations was $118.0 million, or 4.8 percent of revenue, compared to $168.5 million, or 6.9 percent of revenue in the prior year.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $200.4 million, or 8.1 percent of revenue, compared to $248.5 million, or 10.2 percent in the prior year.

•	Foreign exchange had a $2.2 million negative impact on Non-GAAP income from operations for the full year 2023.

Adjusted EBITDA

•	Full year 2023 Non-GAAP Adjusted EBITDA was $271.5 million, or 11.0 percent of revenue, compared to $320.1 million, or 13.1 percent of revenue in the prior year.

Earnings Per Share

•	Full year 2023 GAAP fully diluted earnings per share was $0.39 compared to $2.48 in the prior year.

•	Non-GAAP fully diluted earnings per share was $2.18 compared to $3.59 in the prior year.

FOURTH QUARTER 2023 FINANCIAL HIGHLIGHTS

Revenue

•	Fourth quarter 2023 GAAP revenue decreased 4.9 percent to $626.2 million compared to $658.3 million in the prior year.

•	Foreign exchange had a $5.5 million positive impact on revenue in the fourth quarter of 2023.

Income from Operations

•	Fourth quarter 2023 GAAP income from operations was $16.9 million, or 2.7 percent of revenue, compared to $48.7 million, or 7.4 percent of revenue in the prior year.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $41.8 million, or 6.7 percent of revenue, compared to $69.9 million, or 10.6 percent for the prior year.

•	Foreign exchange had a $2.4 million negative impact on Non-GAAP income from operations in the fourth quarter 2023.

Adjusted EBITDA

•	Fourth quarter 2023 Non-GAAP Adjusted EBITDA was $57.5 million, or 9.2 percent of revenue, compared to $86.5 million, or 13.1 percent of revenue in the prior year.

Earnings Per Share

•	Fourth quarter 2023 GAAP fully diluted earnings per share was ($0.17) compared to $0.54 in the prior year.

•	Non-GAAP fully diluted earnings per share was $0.37 compared to $0.91 in the prior year.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the fourth quarter 2023 was $31.5 million compared to $18.2 million for the fourth quarter 2022. For the full year 2023, cash flow from operations was $144.8 million compared to $137.0 million for the same period 2022.

•	Capital expenditures in the fourth quarter 2023 were $13.1 million compared to $19.4 million for the fourth quarter 2022. For the full year 2023, capital expenditures were $67.8 million compared to $84.0 million for the same period 2022.

•	As of December 31, 2023, TTEC had cash and cash equivalents of $172.7 million and debt of $999.3 million, resulting in a net debt position of $826.5 million. This compares to a net debt position of $810.2 million for the same period 2022.

•	As of December 31, 2023, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $90 million compared to $335 million for the same period 2022.

•	On February 27, 2024, the Board declared the next semi-annual dividend of $0.06 per share, or $2.9 million, payable on April 30, 2024 to shareholders of record as of April 3, 2024. TTEC’s board of directors’ decision to reduce the dividend reflects a prudent shift to prioritize our capital deployment towards continued investments in sustainable growth initiatives and debt reduction associated with strategic acquisitions.

•	TTEC paid a $0.52 per share, or $24.7 million, semi-annual dividend on October 31, 2023.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Fourth quarter 2023 GAAP revenue for TTEC Digital decreased 2.1 percent to $119.1 million from $121.7 million for the year ago period. Income from operations was $10.0 million or 8.4 percent of revenue compared to an operating income of $9.9 million or 8.2 percent of revenue in the prior year.

•	Non-GAAP income from operations was $17.7 million, or 14.8 percent of revenue compared to operating income of $18.0 million or 14.8 percent of revenue in the prior year.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Fourth quarter 2023 GAAP revenue for TTEC Engage decreased 5.5 percent to $507.1 million from $536.6 million for the year ago period. Income from operations was $6.9 million or 1.4 percent of revenue compared to operating income of $38.8 million, or 7.2 percent of revenue in the prior year.

•	Non-GAAP income from operations was $24.1 million, or 4.8 percent of revenue, compared to operating income of $52.0 million, or 9.7 percent of revenue in the prior year.

•	Foreign exchange had a $5.3 million positive impact on revenue and $1.9 million negative impact on income from operations.

BUSINESS OUTLOOK

“We ended 2023 in line with expectations but the recent dynamics in the Engage segment are causing a reduction in our 2024 revenue and margin outlook compared to 2023. We are confident in the initiatives currently in motion that focus on growth and margin improvement,“ commented Francois Bourret, interim chief financial officer of TTEC. “As digital transformation continues to be a top priority for our clients, we are encouraged by the growing momentum with TTEC Digital. As we move forward, we will navigate this environment to position the company to exit 2024 with a view towards longer-term profitable growth.”

TTEC First Quarter and Full Year 2024 Outlook

	First Quarter 2024 Guidance	First Quarter 2024 Mid-Point	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$559M — $569M	$564M	$2,275M — $2,365M	$2,320M
Non-GAAP adjusted EBITDA	$52M — $58M	$55M	$215M — $259M	$237M
Non-GAAP adjusted EBITDA margins	9.3% — 10.2%	9.8%	9.5% — 11.0%	10.2%
Non-GAAP operating income	$36M — $42M	$39M	$150M — $194M	$172M
Non-GAAP operating income margins	6.4% — 7.4%	6.9%	6.6% — 8.2%	7.4%
Interest expense, net	($20M) — ($22M)	$(21M)	($77M) — ($79M)	$(78M)
Non-GAAP adjusted tax rate	23% — 25%	24%	23% — 25%	24%
Diluted share count	47.4M — 47.6M	47.5M	47.4M — 47.6M	47.5M
Non-GAAP earnings per a share	$0.25 — $0.34	$0.30	$1.15 — $1.86	$1.51

Engage First Quarter and Full Year 2024 Outlook

	First Quarter 2024 Guidance	First Quarter 2024 Mid-Point	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$453M — $457M	$455M	$1,790M — $1,850M	$1,820M
Non-GAAP adjusted EBITDA	$41M — $45M	$43M	$149M — $179M	$164M
Non-GAAP adjusted EBITDA margins	9.2% — 9.9%	9.5%	8.4% — 9.7%	9.0%
Non-GAAP operating income	$28M — $32M	$30M	$95M — $125M	$110M
Non-GAAP operating income margins	6.2% — 7.0%	6.6%	5.3% — 6.8%	6.1%

Digital First Quarter and Full Year 2024 Outlook

	First Quarter 2024 Guidance	First Quarter 2024 Mid-Point	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$106M — $112M	$109M	$485M — $515M	$500M
Non-GAAP adjusted EBITDA	$11M — $13M	$12M	$66M — $80M	$73M
Non-GAAP adjusted EBITDA margins	10.1% — 11.3%	10.7%	13.5% — 15.5%	14.5%
Non-GAAP operating income	$8M — $10M	$9M	$55M — $69M	$62M
Non-GAAP operating income margins	7.6% — 8.9%	8.3%	11.2% — 13.3%	12.3%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2024 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The Company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The Company's over 60,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995., Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our”and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

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TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$626,181	$658,278	$2,462,817	$2,443,707

Operating Expenses:
Cost of services	505,814	495,339	1,932,877	1,856,518
Selling, general and administrative	74,744	80,602	290,873	287,433
Depreciation and amortization	24,904	31,730	101,272	111,791
Restructuring charges, net	3,145	1,412	8,041	5,673
Impairment losses	650	450	11,733	13,749
Total operating expenses	609,257	609,533	2,344,796	2,275,164

Income From Operations	16,924	48,745	118,021	168,543

Other income (expense), net	(21,988)	(15,877)	(77,297)	(24,095)

(Loss) / Income Before Income Taxes	(5,064)	32,868	40,724	144,448

Provision for income taxes	(3,142)	(7,318)	(22,460)	(27,115)

Net (Loss) / Income	(8,206)	25,550	18,264	117,333

Net income attributable to noncontrolling interest	(1,694)	(3,197)	(9,836)	(14,093)

Net (Loss) / Income Attributable to TTEC Stockholders	$(9,900)	$22,353	$8,428	$103,240

Net (Loss) / Income Per Share

Basic	$(0.17)	$0.54	$0.39	$2.49

Diluted	$(0.17)	$0.54	$0.39	$2.48

Net (Loss) / Income Per Share Attributable to TTEC Stockholders

Basic	$(0.21)	$0.47	$0.18	$2.19

Diluted	$(0.21)	$0.47	$0.18	$2.18

Income From Operations Margin	2.7%	7.4%	4.8%	6.9%
Net (Loss) / Income Margin	(1.3)%	3.9%	0.7%	4.8%
Net (Loss) / Income Attributable to TTEC Stockholders Margin	(1.6)%	3.4%	0.3%	4.2%
Effective Tax Rate	(62.0)%	22.3%	55.2%	18.8%

Weighted Average Shares Outstanding
Basic	47,425	47,220	47,335	47,121
Diluted	47,503	47,299	47,419	47,335

TTEC HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
TTEC Digital	$119,118	$121,650	$486,882	$463,670
TTEC Engage	507,063	536,628	1,975,935	1,980,037
Total	$626,181	$658,278	$2,462,817	$2,443,707

Income From Operations:
TTEC Digital	$9,982	$9,924	$29,846	$34,895
TTEC Engage	6,942	38,821	88,175	133,648
Total	$16,924	$48,745	$118,021	$168,543

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$172,747	$153,435
Accounts receivable, net	394,868	417,637
Prepaids and other current assets	95,064	133,365
Income and other tax receivables	18,524	45,533
Total current assets	681,203	749,970

Property and equipment, net	191,003	183,360
Operating lease assets	121,574	92,431
Goodwill	808,988	807,845
Other intangibles assets, net	198,433	233,909
Income and other tax receivables, long-term	44,673	-
Other assets	139,724	86,447

Total assets	$2,185,598	$2,153,962

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$96,577	$93,937
Accrued employee compensation and benefits	146,184	145,096
Deferred revenue	81,171	87,846
Current operating lease liabilities	38,271	35,271
Other current liabilities	40,824	49,214
Total current liabilities	403,027	411,364

Long-term liabilities:
Line of credit	995,000	960,000
Non-current operating lease liabilities	96,809	69,575
Other long-term liabilities	75,220	79,273
Total long-term liabilities	1,167,029	1,108,848

Redeemable noncontrolling interest	-	55,645

Equity:
Common stock	474	472
Additional paid in capital	407,415	367,673
Treasury stock	(589,807)	(593,164)
Accumulated other comprehensive income (loss)	(89,876)	(126,301)
Retained earnings	870,429	911,233
Noncontrolling interest	16,907	18,192
Total equity	615,542	578,105

Total liabilities and equity	$2,185,598	$2,153,962

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve months ended	Twelve months ended
	December 31,	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$18,264	$117,333
Adjustments to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	101,272	111,791
Amortization of contract acquisition costs	2,288	2,065
Amortization of debt issuance costs	1,067	1,018
Imputed interest expense and fair value adjustments to contingent consideration	7,579	1,746
Provision for credit losses	2,009	9,391
Loss on disposal of assets	2,219	1,916
Loss on dissolution of subsidiary	301	-
Impairment losses	11,733	13,749
Deferred income taxes	(7,528)	(11,001)
Excess tax benefit from equity-based awards	1,705	(1,122)
Equity-based compensation expense	22,071	17,571
Gain on foreign currency derivatives	(3)	(7)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	22,359	(74,564)
Prepaids and other assets	8,570	43,699
Accounts payable and accrued expenses	9,518	(12,695)
Deferred revenue and other liabilities	(58,659)	(83,842)
Net cash provided by operating activities	144,765	137,048

Cash flows from investing activities:
Proceeds from sale of property and equipment	261	229
Purchases of property, plant and equipment	(67,839)	(84,012)
Acquisitions	-	(142,420)
Net cash used in investing activities	(67,578)	(226,203)

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	35,000	169,000
Payments on other debt	(2,317)	(3,245)
Payments of contingent consideration and hold back payments to acquisitions	(37,676)	(9,600)
Dividends paid to shareholders	(49,232)	(48,072)
Payments to noncontrolling interest	(10,972)	(11,883)
Tax payments related to the issuance of restricted stock units	(3,037)	(7,164)
Net cash (used in) / provided by financing activities	(68,234)	89,036

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,112)	(13,499)

Increase / (decrease) in cash, cash equivalents and restricted cash	6,841	(13,618)
Cash, cash equivalents and restricted cash, beginning of period	167,064	180,682
Cash, cash equivalents and restricted cash, end of period	$173,905	$167,064

TTEC HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$626,181	$658,278	$2,462,817	$2,443,707

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$16,924	$48,745	$118,021	$168,543
Restructuring charges, net	3,145	1,412	8,041	5,673
Impairment losses	650	450	11,733	13,749
Cybersecurity incident related impact, net of insurance recovery	-	(446)	(3,210)	(3,610)
Software accelerated amortization	-	6,382	-	8,509
Write-off of acquisition related receivable	-	-	-	900
Property costs not related to operations	757	-	1,501	-
Liability related to notifications triggered by labor scheme(1)	6,000	-	6,000	-
Grant income for pandemic relief	-	-	40	-
Change in acquisition related obligation	-	-	483	-
Equity-based compensation expenses	5,661	4,331	22,071	17,571
Amortization of purchased intangibles	8,676	9,038	35,759	37,169
Non-GAAP Income from Operations	$41,813	$69,912	$200,439	$248,504

Non-GAAP Income from Operations Margin	6.7%	10.6%	8.1%	10.2%

Depreciation and amortization	15,894	16,310	64,840	66,113
Changes in acquisition contingent consideration	616	(272)	7,480	1,798
Change in escrow balance related to acquisition	-	-	625	-
Loss on dissolution of subsidiary	-	-	301	-
Foreign exchange loss / (gain), net	1,112	1,710	1,950	(6,514)
Other income (expense), net	(1,894)	(1,156)	(4,126)	10,161
Adjusted EBITDA	$57,541	$86,504	$271,509	$320,062

Adjusted EBITDA Margin	9.2%	13.1%	11.0%	13.1%

Reconciliation of Non-GAAP EPS:

Net (Loss) / Income	$(8,206)	$25,550	$18,264	$117,333
Add: Asset impairment and restructuring charges	3,795	1,862	19,774	19,422
Add: Equity-based compensation expenses	5,661	4,331	22,071	17,571
Add: Amortization of purchased intangibles	8,676	9,038	35,759	37,169
Add: Cybersecurity incident related impact, net of insurance recovery	-	(446)	(3,210)	(3,610)
Add: Software accelerated amortization	-	6,382	-	8,509
Add: Write-off of acquisition related receivable	-	-	-	900
Add: Property costs not related to operations	757	-	1,501	-
Add: Liability related to notifications triggered by labor scheme	6,000	-	6,000	-
Add: Grant income for pandemic relief	-	-	40	-
Add: Change in acquisition related obligation	-	-	483	-
Add: Changes in acquisition contingent consideration	616	(272)	7,480	1,798
Add: Changes in escrow balance related to acquisition	-	-	625	-
Add: Loss on dissolution of subsidiary	-	-	301	-
Add: Foreign exchange loss / (gain), net	1,112	1,710	1,950	(6,514)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(885)	(4,909)	(7,859)	(22,872)
Non-GAAP Net Income	$17,526	$43,246	$103,179	$169,706

Diluted shares outstanding	47,503	47,299	47,419	47,335

Non-GAAP EPS	$0.37	$0.91	$2.18	$3.59

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (Loss) / Income	$(8,206)	$25,550	$18,264	$117,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,904	31,730	101,272	111,791
Other	14,836	(39,045)	25,229	(92,076)
Net cash provided by operating activities	31,534	18,235	144,765	137,048

Less - Total Cash Capital Expenditures	13,117	19,448	67,839	84,012
Free Cash Flow	$18,417	$(1,213)	$76,926	$53,036

(1) - For further information, please see discussion in the Risk Factors section of the 2023 Form 10-K filed on February 29, 2024.

TTEC HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :
	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q4 23	Q4 22	Q4 23	Q4 22	YTD 23	YTD 22	YTD 23	YTD 22
Income from Operations	$6,942	$38,821	$9,982	$9,924	$88,175	$133,648	$29,846	$34,895
Restructuring charges, net	1,823	1,130	1,322	282	4,250	5,251	3,791	422
Impairment losses	700	24	(50)	426	8,929	13,112	2,804	637
Cybersecurity incident related impact, net of insurance recovery	-	(446)	-	-	(3,210)	(3,610)	-	-
Software accelerated amortization	-	5,106	-	1,276	-	6,808	-	1,701
Write-off of acquisition related receivable	-	-	-	-	-	-	-	900
Property costs not related to operations	757	-	-	-	1,501	-	-	-
Grant income for pandemic relief	-	-	-	-	40	-	-	-
Change in acquisition related obligation	-	-	-	-	-	-	483	-
Liability related to notifications triggered by labor scheme	6,000	-	-	-	6,000	-	-	-
Equity-based compensation expenses	3,658	2,659	2,003	1,672	14,257	11,476	7,814	6,095
Amortization of purchased intangibles	4,264	4,658	4,412	4,380	18,215	17,272	17,544	19,897
Non-GAAP Income from Operations	$24,144	$51,952	$17,669	$17,960	$138,157	$183,957	$62,282	$64,547

Depreciation and amortization	13,458	13,667	2,436	2,643	55,153	54,561	9,687	11,552
Changes in acquisition contingent consideration	616	(272)	-	-	7,480	1,798	-	-
Change in escrow balance related to acquisition	-	-	-	-	625	-	-	-
Loss on dissolution of subsidiary	-	-	-	-	301	-	-	-
Foreign exchange loss / (gain), net	1,271	1,606	(159)	104	2,085	(5,540)	(135)	(974)
Other income (expense), net	(1,728)	(1,063)	(166)	(93)	(4,060)	9,352	(66)	809
Adjusted EBITDA	$37,761	$65,890	$19,780	$20,614	$199,741	$244,128	$71,768	$75,934